Exhibit 4.1

                       AMENDMENT NO. 1 TO PRUDENTIAL-BACHE
                     TAX CREDIT PROPERTIES L.P. AMENDED AND
                    RESTATED AGREEMENT OF LIMITED PARTNERSHIP

      This Amendment, dated as of October 1, 1997 to that certain Amended and Restated Agreement of Limited Partnership dated as of May 3, 1989 (the "Partnership Agreement"), of Prudential-Bache Tax Credit Properties L.P. (the "Partnership") among Prudential-Bache Properties Inc., a Delaware corporation (the "General Partner"), Prudential-Bache Investor Services II, Inc., a Delaware corporation (the "Assignor Limited Partner") and those persons who have become limited partners in the Partnership (the "Limited Partners") pursuant to the terms set forth in the Partnership Agreement. Terms not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the General Partner, the Assignor Limited Partner, P-B Tax Credit S.L.P., a Delaware corporation, and Related Capital Company, a New York general partnership ("Related") have entered into a Purchase Agreement, dated as of December 19, 1996 (the "Purchase Agreement"), in connection with the settlement of class action litigation (the "Litigation") brought on behalf of the Limited Partners (and holders of beneficial unit certificates representing assignments of limited partner interests in the Partnership) against, among others, the General Partner and Related; and

      WHEREAS, the Purchase Agreement provides for, among other things, (i) the admission to the Partnership of RCC Partners 96, L.L.C., a Delaware limited liability company and an affiliate of Related, to serve as the new general partner of the Partnership ("New GP"), (ii) the transfer by the General Partner of its interest in the Partnership to New GP, (iii) the withdrawal of the General Partner as general partner of the Partnership, (iv) the admission to the Partnership of Related Insured BUC$ Associates, Inc., a Delaware corporation and an affiliate of Related to serve as the new assignor limited partner of the Partnership ("New Assignor Limited Partner"), (v) the transfer by the Assignor Limited Partner of its interest in the Partnership to New Assignor Limited Partner and (vi) the admission of Independence SLP L.P., a Delaware limited partnership and an affiliate of Related to the Local Partnerships to serve as the new special limited partner of the Local Partnerships ("New Special Limited Partner") (collectively, the "Transaction"); and

      WHEREAS, the General Partner, the Assignor Limited Partner and the Limited Partners wish to amend the Partnership Agreement to reflect, among other matters, the foregoing withdrawals and admissions and to (i) authorize the General Partner to transfer its general partnership interest to New GP and to voluntarily withdraw from the Partnership, (ii) reduce certain fees payable by the Partnership to the general partner, (iii) cause the indemnification provisions in the Partnership Agreement to remain effective with respect to the General Partner following its withdrawal from the Partnership and (iv) to change the name of the Partnership to Patriot Tax Credit Properties L.P. (collectively, the "Amendments"); and

      WHEREAS, because certain of the Amendments would otherwise require a Majority Vote, the closing of the Transaction is contingent upon the issuance of an approval order with respect to the Transaction by the United States District Court for the Southern District of New York (the "Court") pursuant to the Purchase Agreement; and


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     WHEREAS, the Court has issued its final approval order, dated August 28,
1997, which among other matters, approved the Transaction and the Amendments;

      NOW THEREFORE, the Partnership Agreement is hereby amended as follows:

            1. Section 1 of the Agreement is hereby amended to read in its entirety as follows:

                  "1.  NAME AND PLACE OF BUSINESS

                  The name of the Partnership is Patriot Tax Credit Properties
            L.P.; its registered office in Delaware is 1209 Orange Street, Wilmington, Delaware; and the name of the Partnership's registered agent for service of process at that address is The Corporation Trust Company. Its principal place of business is 625 Madison Avenue, New York, NewYork 10022, or such other place(s) as the General Partner may hereafter determine."

            2. The definition of "Assignor Limited Partner" in Section 2 of the Agreement is hereby amended to replace "Prudential-Bache Investor Services II, Inc." in the first line thereof with "Related Insured BUC$ Associates, Inc."

            3. The definition of "Certificate" in Section 2 of the Agreement is hereby amended to insert "and September 30, 1997" following "June 22, 1989" in the third line thereof.

            4. The definition of "General Partner" in Section 2 of the Agreement is hereby amended to replace "Prudential-Bache Properties, Inc." in the first line thereof with "RCC Partners 96, L.L.C."

            5.    The definition of "Participating Interest in Cash Flow" in
Section 2 of the Agreement is hereby amended to replace "0.5%" in the second line thereof with ".375%."

            6. The definition of "Special Limited Partner" in Section 2 of the Agreement is hereby amended to replace "P.B. Tax Credit S.L.P." in the first line thereof with "Independent Tax Credit IV, L.P."

            7. Section 9.6 of the Agreement is hereby amended to replace (i) "one-half" in the ninth line thereof with "one-quarter," (ii) "3%" in the tenth line thereof with "1.5%" and (iii) "6%" in the last line thereof with "3%."

            8. Section 9.7 of the Agreement is hereby amended to replace "0.5%" in the sixth line thereof with "0.375%."

            9. Section 11.4.1(c) of the Agreement as to Profits is hereby amended to replace "99%" with "99.5%" and to replace "1%" with "0.5%", each in the first line thereof.

            10. Section 11.4.1(d) of the Agreement as to Profits is hereby amended to replace "99%" with "99.5%" and to replace "1%" with "0.5%", each in the first line thereof.

            11. Section 11.4.1(c) of the Agreement as to Losses is hereby amended to replace "85%" with "92.5%" and to replace "15%" with "7.5%".

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            12. Section 11.6(d) of the Agreement is hereby amended to replace
"99%" with "99.5%" and to replace "1%" with "0.5%", each in the first line thereof.

            13. Section 11.6(e) of the Agreement is hereby amended to replace "99%" with "99.5%" and to replace "1%" with "0.5%", each in the first line thereof.

            14. Section 11.6(h) of the Agreement is hereby amended to replace "85%" with "92.5%" in the first, third and seventh lines thereof and to replace "15%" with "7.5%" in the first, fourth, seventh and eleventh lines thereof.

            15. Section 11.12 of the Agreement is hereby amended to replace "0.5%" with "0.375%" in the third and sixteenth lines thereof and to replace "$5,000" with "$3,750" in the eighth line thereof.

            16.   Article 15 of the Agreement is hereby amended to insert a new
Section 15.12 as follows:

                  "15.12 Pre-existing Relationships. Notwithstanding any
            provisions in this Agreement to the contrary, any limitations or restrictions contained in this Agreement with respect to the right of an Affiliate of the General Partner to provide services to, or receive compensation from, a Local Partnership in which the Partnership owns a Local Partnership Interest as of September 30, 1997 shall not apply to RCC Partners 96 L.L.C. or its Affiliates, provided any such compensation shall not exceed the greater of (i) the amount being paid to such entity as of September 30, 1997 or
            (ii) with respect to any reduced or new services the competitive rate payable to third parties."

            17. Section 16.2.7 of the Agreement is hereby amended to replace "Section 17.5" with "Section 17.4 or 17.5."

            18. Section 17.2 of the Agreement is hereby amended to replace "Upon" in the first line thereof with "Subject to Section 17.5, upon."

            19. Section 17.3 of the Agreement is hereby amended to read in its entirety as follows:

                  "17.3 No Voluntary Dissolution or Withdrawal. Until the
            dissolution of the Partnership, the General Partner shall not take any voluntary steps to dissolve itself and shall not voluntarily withdraw from the Partnership, provided however, that Pru-Bache Properties shall be permitted to voluntarily withdraw from the Partnership upon the assignment of its interest in the Partnership pursuant to Section 17.5."

            20.   Section 17.4 of the Agreement is hereby amended to insert "and
Section 17.5" at the end of the first sentence thereof.

            21.   Article 17 of the Agreement is hereby amended to insert a new
Section 17.5 as follows:

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                  "17.5 Assignment by Pru-Bache Properties/Admission of
            Successor General Partner. Notwithstanding the provisions of Section 17.4, Pru-Bache Properties shall be permitted to assign its interest in the Partnership without a Majority Vote. The admission of a successor General Partner to replace Pru-Bache Properties shall not require a Majority Vote and such successor General Partner shall succeed to Pru-Bache Properties' interest in the Profits, Losses, Tax Credits and Distributions of the Partnership for a price determined by agreement between Pru-Bache Properties and such successor General Partner."

            22.   Article 21 of the Agreement is hereby amended to insert a new
Section 21.3 as follows:

                  "21.3 Survival of Indemnity. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 21 shall survive the withdrawal of a General Partner and any such General Partner shall be entitled to the benefits of this Section 21 as a result of any liability, loss or damage incurred by such General Partner or by the Partnership as a result of any acts or omissions prior to the withdrawal of such General Partner notwithstanding the withdrawal of such General Partner. Pru-Bache Properties and its employees, directors, officers, agents and affiliates agree that the indemnity provided in this Section 21 shall not permit them to be indemnified for, and they agree not to make any claim for indemnity with respect to, any liability, loss, or damage incurred by them in connection with (i) the class action captioned In re Prudential Securities Incorporated Limited Partnerships Litigation and (ii) the consent decree in Securities and Exchange Commission vs. Prudential Securities Incorporated, 93 Civ. 2164 (D.D.C.)."

            22. Except as provided in this Amendment, the Agreement shall remain unchanged and in full force and effect.

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                                    WITHDRAWING GENERAL PARTNER:

                                    PRUDENTIAL-BACHE PROPERTIES, INC.

                                    By: /s/  Chester A. Piskorowski
                                        ---------------------------
                                        Name: Chester A. Piskorowski
                                        Title: Senior Vice President

                                    WITHDRAWING ASSIGNOR LIMITED PARTNER:

                                    PRUDENTIAL-BACHE INVESTOR SERVICES II, INC.

                                    By: /s/  Brian J.Martin
                                        -------------------
                                        Name: Brian J. Martin
                                        Title:  President

                                    LIMITED PARTNERS:

                                    All Limited Partners now and hereafter
                                    admitted as limited partners of the
                                    Partnership, pursuant to powers of attorney now and hereafter granted in favor of the General Partner:

                                    By:  PRUDENTIAL-BACHE PROPERTIES, INC.
                                          ATTORNEY-IN-FACT

                                    By: /s/  Chester A. Piskorowski
                                        ---------------------------
                                        Name:  Chester A. Piskorowski
                                        Title: Senior Vice President

                                    NEW GENERAL PARTNER

                                    RCC PARTNERS 96, L.L.C.

                                    By:   /s/ Stuart J. Boesky
                                          --------------------
                                          Stuart J. Boesky
                                          Member

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                                    NEW ASSIGNOR LIMITED PARTNER

                                    RELATED INSURED BUC$ ASSOCIATES, INC.

                                    By:   /s/ J. Michael Fried
                                          --------------------
                                          J. Michael Fried
                                          President


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